TABLE OF CONTENTS

PROXY STATEMENT
STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN SHAREHOLDERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
NOMINEES FOR TERMS EXPIRING IN 2005
DIRECTORS WHOSE TERMS EXPIRE IN 2004
DIRECTORS WHOSE TERMS EXPIRE IN 2003
Summary Compensation Table
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
REPORT OF THE AUDIT COMMITTEE
APPOINTMENT OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
OTHER MATTERS
EXPENSES OF SOLICITATION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

FIRST SHARES BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 30, 2002

Dear Shareholder:

     The directors and officers of First Shares Bancorp, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Tuesday, May 28, 2002 at 2:00 p.m., at the Royal Oak Country Club, 2080 South State Road 135, Greenwood, Indiana.

     First Shares enjoyed record growth in 2001 as a provider of financial services emphasizing local decision-making, customer relationships and personalized service. At the annual meeting, we will review our achievements in 2001 and share our plans for additional growth.

     The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card, or vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card, to ensure that your votes on the business matters of the meeting will be recorded.

     We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided. After doing so, you may, of course, vote in person on all matters brought before the meeting.

     We look forward to seeing you on May 28.

Sincerely,

Jerry R. Engle,
President

FIRST SHARES BANCORP, INC.
GREENWOOD, INDIANA
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of the shareholders of First Shares Bancorp, Inc. (the “Corporation”) will be held at the Royal Oak Country Club, 2080 South State Road 135, Greenwood, Indiana on May 28, 2002, at 2:00 p.m. EST, to consider and take action on the following matters:

1.	The election of three (3) directors of the Corporation; and

2.	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at this meeting and any adjournments thereof.

By order of the Board of Directors,

Kimberly B. Kling,
Secretary

Greenwood, Indiana
April 30, 2002

FIRST SHARES BANCORP, INC.

996 South State Road 135
Greenwood, Indiana 46143

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Shares Bancorp, Inc. (the “Corporation” or “we”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 28, 2002, and at any adjournment thereof. The approximate date of mailing this proxy statement is April 30, 2002. The following is important information in a question-and-answer format regarding the Corporation, its wholly owned subsidiary First Bank (the “Bank”), the Annual Meeting and this Proxy Statement.

Q: What am I voting on?

     You are voting on the election of three directors (Ralph M. Foley, William J. Meredith and Frank A. “Andy” Rogers).

Q: Who is entitled to vote?

     Shareholders as of the close of business on April 2, 2002 (the “Record Date”) are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 1,052,779 shares of the Corporation’s common stock were issued and outstanding.

Q: How do I vote?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR the three management nominees. You have the right to revoke your proxy any time before the meeting by (1) notifying the Corporation’s Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

Q: What does it mean if I get more than one proxy card?

     It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q: Who will count the vote?

     Representatives of Registrar and Transfer Company will tabulate the votes.

Q: What constitutes a quorum?

     A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Annual Meeting.

Q: How many votes are needed for approval of each item?

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Consequently, the three nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three management nominees unless the proxy contains instructions to the contrary. Any other matter to come before the Annual Meeting will be approved if the votes cast at the Annual Meeting (in person or represented by proxy) in favor of such proposal exceed the votes opposing such proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against the election of any director.

Q: Who can attend the Annual Meeting?

     All shareholders as of the Record Date can attend.

Q: What percentage of stock can the directors and executive officers vote?

     Together, they have the right to vote approximately 33.8% of the Corporation’s common stock as of March 31, 2002. (See page 3 for details.)

Q: Who are the largest principal shareholders?

     Hershell and Pauline Baker beneficially own approximately 17% of our common stock. Jerry R. Engle, our President, Chief Executive Officer and a director, and Frank A. Rogers, the Chairman of our board of directors, each own beneficially more than 9% of our common stock. (See page 3 for details.)

Q: When are shareholder proposals and nominations for the 2003 meeting due?

     To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received in writing by December 31, 2002 by the Corporation’s Secretary, 996 South State Road 135, Greenwood, Indiana 46143. In addition, the Corporation’s By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must generally give the Corporation written notice at least 45 days before the one-year anniversary of the date we first mailed this Proxy Statement to shareholders, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Corporation’s Secretary.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS
AND CERTAIN SHAREHOLDERS

     The following table shows, as of March 31, 2002, the number and percentage of shares of common stock held by each person known to the Corporation who owned beneficially more than five percent of the issued and outstanding common stock of the Corporation and shares held by the Corporation’s directors and certain executive officers. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

	Number of Shares
Name and Address	Beneficially Owned		Percentage

Jerry R. Engle	101,646	(1)	9.31%
996 South State Road 135
Greenwood, Indiana 46143

Ralph M. Foley	40,166	(2)	3.80
400 Byram Road
Martinsville, Indiana 46151

H. Dean Hawkins	43,230	(3)	4.09
2127 Foxcliff North
Martinsville, Indiana 46151

Gary W. Lewis	28,000	(4)	2.65
2302 Woodsway Drive
Greenwood, Indiana 46143

R. J. McConnell	11,520	(5)	1.09
2069 W. County Road 300S
Franklin, Indiana 46131

William J. Meredith	10,728	(6)	1.02
P.O. Box 308
Morgantown, Indiana 46160

Frank A. Rogers	100,340	(7)	9.50
P.O. Box 187
Nashville, Indiana

Norman D. Stockton	3,725	(8)	*
3168 S.E. County Line Road
Morgantown, Indiana 46160

John Ditmars	41,816	(9)	3.89
996 South State Road 135
Greenwood, Indiana 46143

Kimberly B. Kling	2,750	(10)	*
996 South State Road 135
Greenwood, Indiana 46143

Directors and executive officers as a group	383,921	(11)	33.81
(10 persons)

Other principal shareholders:

Hershell and Pauline Baker	180,480	(12)	17.14
433 Appleton Court
Indianapolis, Indiana 46234

*	Less than 1%.

(1)	Consists of 44,406 shares owned individually, 10,000 shares owned jointly with Mr. Engle’s spouse, 240 shares owned for the benefit of Mr. Engle’s children, 7,000 shares held through a retirement plan trust, 1,000 shares held as trustee for the benefit of members of Mr. Engle’s family and 39,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(2)	Consists of 1,440 shares owned individually, 25,788 shares owned jointly by Mr. Foley and his spouse, 5,810 shares owned by Mr. Foley’s spouse, 4,128 shares owned by Mr. Foley as trustee and 3,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(3)	Consists of 1,536 shares owned individually, 38,694 shares owned jointly by Mr. Hawkins and his spouse and 3,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(4)	Consists of 25,000 shares owned individually and 3,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(5)	Consists of 8,520 shares beneficially owned through a retirement plan trust and 3,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(6)	Consists of 5,598 shares owned individually, 1,110 shares owned by Mr. Meredith’s spouse, 300 shares owned jointly with Mr. Meredith’s spouse, 600 shares owned through a custodian, 120 shares owned as custodian for Mr. Meredith’s grandchildren and 3,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(7)	Consists of 97,340 shares owned individually and 3,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(8)	Consists of 725 shares owned individually and 3,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(9)	Consists of 14,716 shares owned individually, 600 shares owned jointly by Mr. Ditmars and his spouse as custodian for the benefit of their minor children, 5,500 shares held through a retirement plan trust and 21,000 shares represented by stock options exercisable within 60 days of March 31, 2002.
(10)	Consists of 1,000 shares owned jointly with Ms. Kling’s spouse and 1,750 shares represented by stock options exercisable within 60 days of March 31, 2002.
(11)	Includes 82,750 shares represented by stock options exercisable within 60 days of March 31, 2002.
(12)	Hershell and Pauline Baker are husband and wife and own the shares as tenants in common.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Three directors are to be elected. Ralph M. Foley, William J. Meredith and Frank A. “Andy” Rogers have been nominated for a term of three years and until their successors are elected and qualified. Messrs. Foley, Meredith and Rogers are members of the present Board of Directors and have consented to serve an additional term.

     The other directors listed in the table below will continue in office until the expiration of their terms. All of the nominees and the other directors listed in the table below also are members of the Board of Directors of the Bank. For directors of the Corporation who were directors of the Bank before the Corporation was formed in 1991, the table below lists the year in which the director became a director of the Bank. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The Board of Directors unanimously recommends the election of the following nominees.

NOMINEES FOR TERMS EXPIRING IN 2005

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

Ralph M. Foley, Age 62	1985
Partner in the law firm of Foley, Foley & Peden, Greenwood, Indiana.

William J. Meredith, Age 55	1992
President and Funeral Director at Meredith-Clark Funeral Home, Inc.; partner in C&M Monument Co., a cemetery monument company.

Frank A. “Andy” Rogers, Age 70	1999
Chairman of the Board of Directors of the Corporation and the Bank; owner and operator of restaurants and hotels in Brown County, Indiana, and partner in a partnership owning a nursing home, also in Brown County, Indiana; previously, chief executive officer of three other financial institutions during the 1960’s through the 1980’s.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

Jerry R. Engle, Age 57	1999
President and Chief Executive Officer of the Corporation and the Bank since March 1999; formerly chief executive officer of Citizens Bank of Central Indiana, a position he assumed in 1992 when Indiana Bancshares, Inc., of which he was chief executive officer, merged into CNB Bancshares, Inc., the holding company for Citizens Bank.

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

H. Dean Hawkins, Age 66	1992
Self-employed as a real estate appraiser. President and Chief Executive Officer of the Corporation and the Bank from December 1991 to February 1999; Chairman of the Board of Directors from March 1999 to November 1999.

R. J. McConnell, Age 42	1998
Partner with the law firm of Bose McKinney & Evans LLP, Indianapolis, Indiana.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

Gary W. Lewis, Age 52	1999
Financial Advisor with Raymond James & Associates, Inc. since January, 2001; Vice President and Manager of the Greenwood office of F.C. Tucker Realtors from 1975 to December, 2000.

Norman D. Stockton, Age 57	1993
Superintendent of Schools for the Eminence Community School Corporation since 1997. Previously, Director of Marketing for Construction Control, Inc., a construction management firm (1994 - 1997).

     During 2001, the Boards of Directors of the Corporation and the Bank met 15 times. All directors attended in excess of 75% of the aggregate of the total number of meetings of the Boards of Directors of the Corporation and the Bank and the total number of meetings held by all Corporation and Bank committees (considered separately) on which he or she served.

Certain Committees of the Boards of Directors of the Corporation and the Bank

     The board of directors currently has standing audit, personnel, executive, asset-liability and loan committees.

     Audit Committee. The audit committee evaluates audit performance, handles relations with our independent auditors and evaluates policies and procedures relating to internal audit functions and controls. The audit committee may also examine and consider other matters relating to our financial affairs as it deems appropriate. The audit committee currently consists of Messrs. Lewis, McConnell and Rogers.

     Personnel Committee. The personnel committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. The personnel committee also has authority to administer and recommend the grant of options under our stock option plans. The directors who are members of the personnel committee are Messrs. Engle, Hawkins, Meredith and Stockton.

     Executive Committee. The executive committee acts on behalf of the board of directors between meetings of the board. The directors who are members of the executive committee are Messrs. Engle, McConnell and Rogers.

     Asset-Liability Committee. The asset-liability committee reviews the matching of the rates and maturities of our loans, investments, deposits and other borrowings and recommends adjustments to minimize our interest rate gap. The directors who are members of the asset-liability committee are Messrs. Engle, Foley, Hawkins, McConnell and Rogers.

     Director Loan Committee. The director loan committee reviews and approves loans with initial principal balances above specified limits. The directors who are members of the director loan committee are Messrs. Engle, Lewis, McConnell, Meredith and Rogers.

Director Compensation

     Directors are paid $500 for each regularly-scheduled meeting of the board of directors attended and $175 for each special meeting of the board of directors attended. Directors are entitled to be paid for one regularly-scheduled board meeting missed each year. Directors who are not our employees are paid $175 for each committee meeting attended or for which they serve as an alternate (in the case of the loan committee). Four of the directors (Messrs. Foley, Hawkins, Meredith and Stockton) have entered into a deferred fee agreement with us pursuant to which payment of fees by us is deferred until the earlier of the director’s resignation as a director, disability or death or a change in our control. In all cases except the death of the director, the amount deferred bears interest at an interest rate established by us from time to time. In the case of the death of the director, we have agreed to pay an annual death benefit of $22,960 for 10 years.

Executive Compensation

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards

					Securities
				Other	Underlying	All
Name and	Year Ended			Annual	Options/	Other
Principal Position	December 31,	Salary	Bonus	Compensation	SARs(#)	Compensation

Jerry R. Engle	2001	$150,000	$–	$–	–	$4,500	(1)
President and	2000	150,000	–	–	–	4,450	(1)
Chief Executive Officer	1999	150,000	–	–	39,000	1,386	(1)

(1)	Consists of matching contributions to retirement plan account.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs		In-the-Money Options/SARs
	Shares		At Fiscal Year End		At Fiscal Year End (1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jerry R. Engle	–	$–	29,250	9,750	$7,898	$2,633

(1)	Calculated assuming a fair market value per share of $8.50 at December 31, 2001, which was the average of the bid and asked prices for the previous ten trading days.

Benefit Plans and Arrangements

     1996 Stock Option Plan. Under our 1996 Stock Option Plan, our executive officers and key employees are eligible to receive stock options which do not qualify as incentive stock options under the Internal Revenue Code. Directors who are not our employees are not entitled to participate.

     The grant of awards under the 1996 Stock Option Plan is made by the board of directors, including the selection of appropriate grantees, the size and exercise price of awards and other terms and conditions of awards. Options for a total of 48,000 shares of common stock were reserved for issuance under the 1996 Stock Option Plan until December 31, 2001. Therefore, no further options may be granted under this plan. Options for 12,000 shares are currently outstanding under the plan. Options granted under the 1996 Stock Option Plan must be for a term of not more than seven years and, unless otherwise provided in the particular option grant agreement, will be 25% vested upon grant and become vested as to an additional 25% on each of the succeeding three anniversaries of the date of grant. Options will become fully vested if the grantee dies or a change of control occurs at any time during the first three years after a grant.

     1999 Stock Option Plan. Under our 1999 Stock Option Plan, our directors, executive officers and key employees are eligible to receive stock options which either qualify as incentive stock options under the Internal Revenue Code or do not so qualify. Options for a total of 93,000 shares of common stock may be granted under the 1999 Stock Option Plan. Options for 76,000 shares are currently outstanding under the plan. If an award under the plan expires or terminates without being exercised in full or is forfeited, the shares of common stock subject to the award generally become available for new awards.

     Options granted under the 1999 Stock Option Plan must be for a term of not more than 10 years. Options granted under the 1999 Stock Option Plan allow participants to purchase shares of our common stock at an exercise price determined by the board of directors which, after December 31, 1999 cannot be less than the fair market value of our common stock on the date of the grant. As determined by the board of directors, options will generally become exercisable in one or more installments beginning on the first anniversary of the date of the grant. The board of directors may accelerate the exercisability of any option. Payment of the option exercise price may be made in cash or through the exchange of shares of our common stock owned by the grantee. In the event of a Change in Control (as defined in the plan), options become exercisable whether or not the vesting periods have expired and whether or not the grantee has been employed for one year after the applicable grant date.

     Employment Agreements. In March 1999, we entered into a three-year employment agreement with Jerry R. Engle pursuant to which we employ Mr. Engle as our Chief Executive Officer. The initial term of the agreement ended in March 2002, but automatically renewed for a one-year term in March of 2002. The employment agreement provides that it will continue to automatically renew for successive one-year terms unless we or Mr. Engle elect not to continue it by giving 30 days advance notice prior to the first day of a renewal term. Mr. Engle’s base compensation during the term of the agreement is $150,000 per year, which may be increased at our discretion and is required to be increased to $160,000 if and when we achieve an annualized return on average assets of at least 0.75% for six consecutive calendar months. In addition, the agreement provides for annual bonuses to be set by the board of directors pursuant to the agreement. In 1999 pursuant to the Agreement, Mr. Engle also received options to purchase 39,000 common shares at a price equal to the book value per share of the outstanding common shares on the last day of the fiscal quarter immediately preceding the date of grant. Under the employment agreement, Mr. Engle retains the right to participate in various other employee benefit plans we maintain for which he is otherwise eligible.

     The agreement with Mr. Engle is subject to termination at any time by Mr. Engle upon notice and by us for cause (as defined in the agreement) or upon Mr. Engle’s death or disability (as defined in the agreement). In the event we terminate Mr. Engle’s employment without cause and other than upon Mr. Engle’s death or disability, or in the event Mr. Engle terminates his employment for good reason (as defined in the agreement), Mr. Engle is entitled to receive his annual base monthly salary (calculated at the highest rate during the year preceding the termination of employment) through the end of the term of the employment agreement.

     Following a termination of Mr. Engle’s employment other than a termination by us without cause and other than upon Mr. Engle’s death or disability or a termination by Mr. Engle for other than good reason, Mr. Engle will be prohibited from competing with us or soliciting our customers for a period of two years after the date of termination.

     In March 1999, we also entered into a three-year employment agreement with John B. Ditmars pursuant to which we employ Mr. Ditmars as our Executive Vice President. The initial term of the agreement ended in March 2002, but automatically renewed for a one-year term in March of 2002. The employment agreement provides that it will continue to automatically renew for successive one-year terms unless we or Mr. Ditmars elect not to continue it by giving 30 days advance notice prior to the first day of a renewal term. Mr. Ditmars’ base compensation during the term of the agreement is $75,000 per year, which may be increased at our discretion and is required to be increased to $80,000 if and when we achieve an annualized return on average assets of at least 0.75% for six consecutive calendar months. In addition, the agreement provides for annual bonuses to be set by the board of directors pursuant to the agreement. In 1999 pursuant to the Agreement, Mr. Ditmars also received options to purchase 21,000 common shares at a price equal to the book value per share of the outstanding common shares on the last day of the fiscal quarter immediately preceding the date of grant. Under the employment agreement, Mr. Ditmars retains the right to participate in various other employee benefit plans we maintain for which he is otherwise eligible.

     The agreement with Mr. Ditmars is subject to termination, and Mr. Ditmars is eligible for severance benefits and subject to a noncompetition and nonsolicitation covenant, upon the same terms and conditions as in our employment agreement with Mr. Engle.

Certain Transactions

     During the past two years, First Bank had banking transactions in the ordinary course of business with our directors, officers and principal shareholders and their affiliates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

     All future material affiliated transactions and loans, if any, will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties. In addition, as a matter of policy, all future material affiliated transactions and loans, if any, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our legal counsel or independent legal counsel.

     Effective on December 1, 2001, we entered into a lease agreement for our Nashville, Indiana branch office. Prior to that time, we operated the branch from a temporary structure. The new building consists of approximately 3,000 square feet and is located at 160 East Main Street, Nashville, Indiana. Under the lease, we agreed to pay $4,250 per month in rent and $450 per month in common area maintenance fees. Under the lease, we are responsible for interior maintenance expenses, real estate taxes and insurance premiums for hazard and liability insurance. The original lease term expires on November 30, 2006, but is renewable at our option for an additional five year period. The building and real estate on which the building is located are owned by an entity that is owned and controlled by Frank A. Rogers, one of our directors. However, we believe the lease terms are substantially the same as we could have received from an independent third party for similar office space in the area.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Corporation’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee of First Shares Bancorp is composed of three independent directors. Management is responsible for the corporation’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the corporation’s consolidated financial statements as of and for the year ended December 31, 2001 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed these consolidated financial statements with management. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Committee also considered whether the independent accountants’ provision of non-audit services to the corporation is compatible with maintaining that firm’s independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report filed with the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2001.

     The Board of Directors has not adopted a written charter for the Audit Committee. The Board of Directors has determined that the members of the Audit Committee are independent, as that term is defined in Rule 4200(a) of the National Association of Securities Dealers’ listing standards.

Audit Fees; Financial Information Systems Design and Implementation Fees

     The total fees billed for professional services rendered in connection with the audit of the corporation’s annual financial statements and the reviews of the financial statements included in the corporation’s Forms 10-Q totaled $44,895 for the year 2001. No fees were billed by the auditors for professional services rendered in connection with the design and implementation of financial information systems for the year 2001.

All Other Fees

     For the year 2001, the auditors billed the corporation $12,120 for services other than those disclosed in the preceding paragraph.

Audit Committee
Frank A. Rogers, Chairman
Gary Lewis
R.J. McConnell

APPOINTMENT OF AUDITORS

     Our financial statements for the year ended December 31, 2001 were audited by Crowe, Chizek and Company LLP. We have selected Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2002. Representatives of Crowe, Chizek and Company LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders (the “Reporting Persons”) are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to us, we believe that during 2001 all Reporting Persons complied with the filing requirements of Section 16(a).

ANNUAL REPORT

     A copy of our Annual Report for the year ended December 31, 2001 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

EXPENSES OF SOLICITATION

     The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Corporation. We do not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although we might use such employees or solicitors if we deem them necessary, we have made no arrangements or contracts with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, we may solicit by telephone, telegraph, cable or personal interview. We will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

     IT IS IMPORTANT THAT PROXIES BE RETURNED OR VOTED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy in accordance with the instructions on your proxy card.

For the Board of Directors,

Jerry R. Engle,
President

     April 30, 2002

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST SHARES BANCORP, INC

This Proxy is Solicited on Behalf of					For All
the Board of Directors of the Company	1.	ELECTION OF DIRECTORS FOR A	For	Withhold	Except
The undersigned hereby appoints Jerry R. Engle, Gary Lewis and R.J. McConnell, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Common Stock of First Shares Bancorp, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on May 28, 2002, at 2:00 p.m., and at any adjournment thereof.		TERM OF THREE YEARS. (except as marked to the contrary below): Nominees:
		Ralph M. Foley William J. Meredith Frank A. Rogers

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please be sure to sign and date Date this Proxy in the box below	This proxy is solicited on behalf of the Board of Directors of the Company. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposal 1.

The undersigned acknowledges receipt from First Shares Bancorp, Inc., prior to the execution of this proxy, of notice of the meeting and an Annual Report.

Stockholder sign above Co-holder (if any) sign above	When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST SHARES BANCORP, INC.
996 South State Road 135 • Greenwood, Indiana 46143

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.